SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 13, 1998


                     NATIONAL PENN BANCSHARES, INC.
           (Exact name of registrant as specified in its charter)


       Pennsylvania                  0-10957             23-2215075
(State or other jurisdiction      (Commission       (I.R.S. Employer
     of incorporation)            File Number)         Ident. No.)


Philadelphia and Reading Avenues, Boyertown, PA            19512
   (Address of principal executive office)              (Zip Code)


Registrant's telephone number, including area code  (215) 367-6001


                                       N/A
          (Former name or former address, if changed since last report)

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Item 5.  Other Events.

         As has been previously reported, on July 21, 1998, National Penn Bancshares, Inc. ("NPB"), National Penn Bank, a wholly-owned subsidiary of NPB ("Bank"), and Elverson National Bank ("ENB") entered into an Agreement and Plan of Merger (the "Agreement") which provides, among other things, for the merger of ENB with and into Bank, with Bank surviving the merger as a wholly-owned subsidiary of NPB.

         The Agreement provides for the exchange of 1.46875 shares of NPB common stock for a share of ENB common stock, subject to possible adjustment based upon the average of the closing sale prices of NPB common stock during the 20 trading day period ending on the trading day 31 days before the date of the ENB shareholders' meeting. The ENB shareholders' meeting is scheduled for December 14, 1998; accordingly, the 20 trading day period ended on November 13, 1998. The foregoing valuation process resulted in no adjustment to the exchange ratio, which has been finalized at 1.46875 shares of NPB common stock for a share of ENB common stock. A copy of NPB's and ENB's joint press release dated November 23, 1998 is filed herein as Exhibit 99.1.

         On November 20, 1998, ENB reported its earnings for the three-month and nine-month periods ended September 30, 1998. A copy of ENB's press release dated November 20, 1998 is filed herein as Exhibit 99.2. A copy of ENB's Third Quarter Report is filed herein as Exhibit 99.3. The information in ENB's press release and Third Quarter Report has been furnished to NPB by ENB. ENB is solely responsible for this information.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

          99.1 - Press Release of National Penn Bancshares, Inc. and Elverson National Bank.

          99.2 - Press Release of Elverson National Bank.

          99.3 - Third Quarter Report (September 30, 1998) of Elverson National Bank

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
                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  NATIONAL PENN BANCSHARES, INC.


                                                  By /s/Wayne R. Weidner
                                                     -------------------
                                                        Wayne R. Weidner
                                                        President


Dated:  November 23, 1998

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
                                  EXHIBIT INDEX


Exhibit Number                              Description

         99.1 Press Release of National Penn Bancshares, Inc. and Elverson National Bank.

         99.2              Press Release of Elverson National Bank.

         99.3              Third Quarter Report (September 30, 1998) of
                           Elverson National Bank

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